Exhibit 99.1

Harrington West Financial Group, Inc. Notifies NASDAQ of Its Voluntary Withdrawal from Listing on the NASDAQ Global Market

SOLVANG, Calif.--(BUSINESS WIRE)--November 24, 2009--Harrington West Financial Group, Inc. (NASDAQ: HWFG), the holding company for Los Padres Bank, FSB, announced today that it had notified NASDAQ of its decision to voluntarily withdraw shares of its common stock from listing on the NASDAQ Global Market. As previously reported by the Company, it received a NASDAQ Staff Deficiency Letter indicating that it was not in compliance with NASDAQ Listing Rule 5450(b)(1)(C) because the Company’s Market Value of Publicly Held Securities (“MVPHS”) had fallen below $5.0 million for thirty consecutive trading days. The Company will file a Form 25 on December 4, 2009 with the Securities and Exchange Commission in connection with this voluntary withdrawal, and shares of the Company’s common stock will be suspended from trading on Nasdaq after the close of the market on December 4, 2009.

After considering various factors, the Company determined that it was unlikely to regain compliance with the MVPHS requirement in the near term and that an immediate voluntary withdrawal from listing was preferable to waiting for the grace period to end on January 25, 2010, with likely mandatory delisting by NASDAQ thereafter. The Company presently intends to have its shares of common stock quoted on the Over the Counter Bulletin Board following cessation of listing on the NASDAQ Global Market. However, there can be no assurance that any broker will continue to make a market in the Company’s common stock, although the Company will seek several market makers that have expressed strong interest in trading the Company’s stock.

Combined with the withdrawal from listing on NASDAQ, the Company will take the steps necessary to cease its filing obligations under the Securities Exchange Act of 1934 by deregistering its common stock under such Act. The Company intends to deregister its common stock because the Company believes the incremental cost of compliance with the provisions of the Sarbanes-Oxley Act of 2002 and other public company reporting requirements outweighs any discernable benefit to the Company or its shareholders from continued registration, and that continuing to incur such costs, estimated to be approximately $250 thousand per annum, is not in the best interests of the Company or its shareholders.

Commenting on the announcement, Craig J. Cerny, the HWFG’s Chairman and CEO, said, “The decision by the Board of Directors to voluntarily withdraw from NASDAQ listing and to seek deregistration of our common stock with the SEC under the ’34 Act was made after careful consideration of the advantages and disadvantages of being a NASDAQ listed and SEC reporting company, including the high costs and demands on management time arising from compliance with the many SEC and Sarbanes-Oxley requirements. The current economic climate has caused significant disruption in the banking industry in general, and to our company in particular. As such, we are constantly looking for ways to reduce costs and increase shareholder value as we continue to focus on working through the housing and economic crisis, build our capital levels, and restore HWFG to profitability.”

Quarterly and year-end financial status and results of operations for the Company’s sole subsidiary, Los Padres Bank, FSB, will continue to be available through the Office of Thrift Supervision’s Thrift Financial Report system and on the Federal Deposit Insurance Corporation’s website and through reports made quarterly and annually by the Company to its shareholders.

This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s ability to comply with the Cease and Desist Orders issued to it and its banking subsidiary by the Office of Thrift Supervision, (ii) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (iii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iv) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (v) the Company's beliefs and expectations concerning future operating results, (vi) the Company’s beliefs and expectations regarding the future performance of the real estate or mortgage markets and its securities portfolio, and (vii) other factors referenced in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Harrington West Financial Group, Inc.
Craig J. Cerny, 480-596-6555
or
For share transfer information contact:
Lisa F. Watkins, 805-688-6644